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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement of The FINOVA Group Inc. and FINOVA Finance Trust on Form S-3 of our report dated February 16, 1996, appearing in the Annual Report on Form 10-K of The FINOVA Group Inc. and subsidiaries for the year ended December 31, 1995 and incorporated by reference in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Phoenix, Arizona
November 1, 1996